Exhibit 10.4

FOURTH COMPREHENSIVE AMENDMENT TO FINANCING DOCUMENTS

THIS              FOURTH                                                                        COMPREHENSIVE                                                            AMENDMENT  TO  FINANCING
DOCUMENTS (this "Amendment ") is dated effective as of December 31, 2014, by and among GSE SYSTEMS, INC., a Delaware corporation ("GSE") and GSE PERFORMANCE SOLUTIONS, INC., a Delaware corporation and successor by merger to GSE Envision LLC, a New Jersey limited liability company and also formerly known as GSE Power Systems, Inc. ("GSE Performance Solutions"), (GSE and GSE Performance Solutions, each a "Co-Borrower" and collectively, the "Co-Borrowers") and SUSQUEHANNA BANK, a Pennsylvania state chartered commercial banking corporation (the "Bank"); witnesseth:

RECITALS

WHEREAS, pursuant to a Master Loan and Security Agreement dated November 22, 2011 by and among GSE, GSE Power Systems, Inc. and GSE EnVision Inc. (collectively, the "Original Borrowers") and the Bank (the "Original Agreement") , as amended by that certain Comprehensive Amendment to Financing Documents dated March 31, 2012 (the "First Amendment") , and that certain Letter Agreement dated July 29, 2013 from the Bank (the "Letter Agreement"), as amended by that certain Second Comprehensive Amendment to Financing documents dated April 8, 2014 (the "Second Amendment "), as amended by that certain Third Comprehensive Amendment to Financing Documents dated September 9, 2014 (the "Third Amendment") (the Original Agreement, the First Amendment, the Letter Agreement, the Second Amendment and the Third Amendment are collectively, the "Loan Agreement "), the Bank extended a revolving credit facility to the Original Borrowers in the principal amount of Seven Million Five Hundred Thousand Dollars ($7,500,000) (the "Credit Facility"), as evidenced by a Revolving Credit Note given by the Original Borrowers in favor of the Bank dated November 22, 2011 in the face amount of $7,500,000, which note was amended and restated in its entirety by that certain Amended and Restated Revolving Credit Note from the Co-Borrowers in favor of the Bank dated March 31, 2012; and

WHEREAS, pursuant to Articles of Merger filed with the New Jersey Secretary of State on March 30, 2012, GSE EnVision, Inc. merged into GSE Envision LLC, a New Jersey limited liability company ("Envision"), as documented in the First Amendment ;

WHEREAS, pursuant to the Articles of Merger filed with the Delaware Secretary of State on December 22, 2014, Envision merged into GSE Power Systems, Inc.; and

WHEREAS, pursuant to a Certificate of Amendment filed with the Delaware Secretary of State on December 31, 2014, GSE Power Systems, Inc. changed its name to GSE Performance Solutions, Inc.; and

WHEREAS , the Bank and the Co-Borrowers have determined to modify certain provisions of the Financing Documents (as defined in the Loan Agreement), all in accordance with the provisions of this Amendment.

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NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the Bank and the Co-Borrowers agree as follows:

1.
Recitals. The Bank and the Co-Borrowers acknowledge that the above Recitals to this Amendment are true and correct, and agree that the same are incorporated by reference into the body of this Amendment. Unless otherwise specifically defined herein, all capitalized tenus used in this Amendment shall have the same meanings ascribed to such terms in the Loan Agreement.

2.	Amendments to Financing Documents.

a.
The Co-Borrowers hereby request and the Bank consents to a waiver of a provision set forth in Section 5.12(a) of the Loan Agreement to allow for the merger of GSE Envision , LLC into GSE Power Systems, Inc., and a change in the name of GSE Performance Solutions. All references in the Financing Documents to "GSE Envision LLC" or "GSE Power Systems, Inc." are hereby amended to read "GSE Performance Solutions, Inc.". The Co- Borrowers hereby certify that (i) GSE Performance Solutions continues to be a corporation organized under the laws of the State of Delaware; (ii) that there have been no changes to the respective principal place of business of either of the Co-Borrowers, or to the location of their respective assets; and (iii) there have been no changes to the ownership of either of the Co- Borrowers.

b.	The Loan Agreement is hereby amended by deleting Section 4.15 in its entirety and inserting the following new Section 4.15 in lieu thereof:

"4.15 Operating and Deposit Accounts; Cash Collateral Account. Maintain their primary operating and depository accounts at the Bank. In addition, the Co-Borrowers shall maintain one or more segregated cash collateral account(s) at the Bank equal to the greater of (i) $3,000,000 or (ii) the aggregate principal amounts of all Loans outstanding under the Revolving Credit Facility (including all exposure and obligations of the Bank under any issued and outstanding Letters of Credit, working capital advances, negative foreign exchange positions, and under any Foreign Currency Accounts and Foreign Exchange Contract established by the Bank on behalf of, or for the benefit of, any of the Co-Borrowers from time to time, and including any additional letters of credit or other financial accommodations made available by the Bank to or on behalf of the Borrower in the future) as security for the Co-Borrowers' obligations hereunder and under the other Financing Documents (collectively, the "Cash Collateral Account"). The initial account numbers for the Cash Collateral Account are: Account No . I 0014201254 (relating to Revolving Credit Advances and general Letters of Credit), Account No. 10010483625, 10010488343 and 10010488368 (relating to Chinese  Letters of Credit) and Account No. 990220000007 (relating to the Euro Foreign Currency Account) , and the parties anticipate that additional account numbers may be added from time to time to the extent that the Co-Borrowers ' request additional financial accommodations from the Bank under the Revolving Credit Facility.  Each Co-Borrower hereby pledges to the Bank and grants a security interest to the Bank as collateral for all of Co- Borrowers ' obligations under the  Financing Documents, in the Cash Collateral Account, and Co-Borrowers agree and confirm that the Bank shall have complete and unconditional control over the Cash Collateral Account. The Cash Collateral Account shall remain in place until all amounts under the Revolving  Credit Facility have been repaid or retired (including but not limited to the expiration or release of all Letters of Credit, Foreign Exchange Contracts and Foreign Currency Accounts and other financial accommodations made available by the Bank for the benefit of the Co-Borrowers under the Revolving Credit Facility), such that the Bank has no further exposure or obligation thereunder. "

c.
The Bank agrees to waive compliance by the Co-Borrowers of the financial covenants set forth in Sections 5.1, 5.2, 5.3 and 5.4 of the Loan Agreement for the testing measurement date of December 31, 2014 (the "Waiver"). Each of these financial covenants remain in full force and effect for the quarter ending March 31, 2015 and for each quarter thereafter. The Co-Borrowers jointly and severally agree to pay to the Bank a covenants waiver fee of Fifteen Thousand Dollars ($15,000) upon the execution of this Agreement for the Bank's agreement to waive said covenants. The Bank's agreement to waive the said financial covenants is a one-time waiver only of the compliance by the Co-Borrowers of the financial covenants in Sections 5.1, 5.2, 5.3 and 5.4 of the Loan Agreement for the testing date of December 31, 2014, and no other consent or waiver is hereby granted, nor should any other consent or waiver be implied.

The Waiver described herein is limited precisely as written and shall not be deemed to (i) be a consent to or a waiver of any other term or condition of the Loan Agreement or any of the other Financing Documents , or (ii) prejudice any right or rights which the Bank may now have or may have in the future under or in connection with the Loan Agreement or any of the other Financing Documents .

Except for the granting of the Waiver described herein, no delay by the Bank in the pursuit of the Bank's rights and remedies shall, and none of the foregoing is intended (and should not be deemed or construed) to, constitute a waiver of any other  rights  and/or remedies Bank may have under the Loan Agreement and/or any of the other Financing Documents or otherwise available to Bank at law or in equity, or a waiver of any other known or any unknown default or event of default which exists on the date hereof, or a course of conduct or course of dealing on the part of the Bank. Except for the granting of the Waiver, the Bank reserves any and all rights and remedies available to it under the Loan Agreement and/or any of the other Financing Documents, or otherwise available to it at law or in equity, all of which remain in full force and effect.

3.
Grants of Liens and Security Interests; Reaffirmation of Debt. Each Co-Borrower each hereby grants, re-grants and confirms the grant of all liens and security interest in and to all collateral described in the Financing Documents as collateral for the Credit Facility as amended by this Amendment on the terms set forth in the Financing Documents.   Each Co-Borrower also

hereby reaffirms its respective joint  and several obligations to repay the Credit Facility,  all in accordance with the terms of the Financing Documents .

4.
Fees, Costs, and Expenses. The Co-Borrowers shall pay to the Bank on demand all costs and expenses both now and hereafter reasonably paid or incurred with respect to the preparation, negotiation , execution, administration and enforcement of this Amendment and all documents related thereto, including, without limitation, attorneys' fees and expenses, recording costs, recordation and other taxes, appraisal fees, costs of record searches, title company premiums and costs, fees and expenses for environmental audits and survey costs.

5.	Representations and Warranties. In order to induce the Bank to enter into this Amendment, the Co-Borrowers each represent and warrant to the Bank that as of the date hereof
(a) except as otherwise disclosed in writing to the Bank, no Event of Default exists under the provisions of any of the Financing Documents, (b) no event exists which, with the giving of notice or lapse of time, or both , could or would constitute an Event of Default under the provisions of any of the Financing Documents , (c) all of the representations and warranties of the Co-Borrowers in the Financing Documents, are true and correct in all material respects on the date hereof as if the same were made on the date hereof, (d) all collateral for the Credit Facility as amended by this Amendment is free and clear of all assignments , security interests, liens and other encumbrances of any kind and nature whatsoever except for those granted or permitted under the provisions of the Financing Documents, (e) no material adverse change has occurred in the business, financial condition, prospects or operations of any Co-Borrower since the date of the financial statements most recently furnished to the Bank in accordance with the provisions of the Financing Documents , and (f) the Financing Documents (as amended by this Amendment) constitute the legal, valid and binding obligations of the Co-Borrowers enforceable in accordance with their terms except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally. If any of the foregoing representations and warranties shall prove to be false, incorrect or misleading in any material respect, the Bank may, in its absolute and sole discretion, declare that an Event of Default has occurred and exists under the provisions of each of the Financing Documents.

6.
Applicable Law, Etc. This Amendment shall be governed by the laws of the State of Maryland and may be executed in any number of duplicate originals or counterparts , each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute one and the same instrument.

7.	Binding Effect. This Amendment shall be binding upon and inure to the benefit of the Bank and each Co-Borrower and their respective heirs, successors and assigns.

8.
Amendment  Only.                                                    This Amendment is an amendment and modification of certain provisions of the Financing Documents. All of the provisions of the Financing Documents are incorporated herein by reference and shall remain and continue in full force and effect as amended by this Amendment. Each Co-Borrower hereby ratifies and confirms all of its respective obligations, liabilities and indebtedness under the provisions of the Financing Documents as amended by this Amendment. The Bank and each Co-Borrower agree it is their intention that nothing herein shall be construed to extinguish, release or discharge or constitute, create or effect a novation of, or an agreement to extinguish, any of the obligations, indebtedness and liabilities of any Co-Borrower or any other party under the provisions of the Financing Documents, or any assignment or pledge to the Bank of, or any security interest or lien granted to the Bank in or on, any collateral and security for such obligations , indebtedness and liabilities.

[SIGNATURE PAGE FOLLOWS]

IN   WITNESS   WHEREOF,   each  Co-Borrower   and  the  Bank   have   executed   this
Amendment under their respective seals, the day and year first written above.

WITNESS/ ATTEST:                                                                                        CO-BORROWERS:

GSE SYSTEMS, INC.

By:            /s/ Jeffery G. Hough
Jeffery G. Hough
Senior Vice President and Chief Financial Officer

GSE PERFORMANCE  SOLUTIONS, INC.

By:            /s/ Jeffery G. Hough
Jeffery G. Hough
Senior Vice President and Chief Financial Officer

SUSQUEHANNA BANK

By:            /s/ Robert P. Whelen, Jr.
Robert P. Whelen, Jr.,
Senior Vice President

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